Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2011, included in the Registration Statement (Form S-1 No. 333-  ) and related Prospectus of McJunkin Red Man Holding Corporation dated March 23, 2011.

/s/ Ernst & Young LLP

Charleston, West Virginia
March 23, 2011